Exhibit 10.7

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Number of Class A Ordinary Shares: ______

Date of Issuance: _____, 2023

WARRANT

This Warrant (the “Warrant”) is issued to ______ (______) (the “Holder”), by ELONG POWER HOLDING LIMITED, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”) for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the Company. This Warrant is originally issued in connection with that certain Restructuring Framework Agreement dated October 8, 2023 (the “Restructuring Framework Agreement”), and is subject to the provisions thereof. Capitalized terms not otherwise defined in this Warrant shall have the meanings attributed to them in the Restructuring Framework Agreement.

1.	Warrant Shares. Subject to the terms and conditions hereinafter set forth, the Holder is hereby entitled to purchase from the Company up to ______ Class A Ordinary Shares, subject to adjustment as provided herein (the “Warrant Shares”) at an exercise price per Warrant Share equal to the Exercise Price as provided under Section 2 hereof (as adjusted from time to time pursuant to the provisions of this Warrant).

2.	Exercise Price. The per share purchase price for the Warrant Shares, shall be an amount equal to the par value of the Class A Ordinary Share (i.e. US$ 0.00001) of the Company (the “Exercise Price”).

3.	Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved for issuance and allotment upon exercise of this Warrant such number of Warrant Shares, and for issuance and allotment upon conversion of the Warrant Shares, such number of Class A Ordinary Shares, or such other share capital of the Company, in each case as may be from time to time issuable upon exercise of this Warrant or conversion of the Warrant Shares (the “Issuable Securities”). The Company will take all such action as may be necessary to assure that such Issuable Securities shall be issued as provided herein without violation of any applicable Law.

4.	Method of Exercise. Subject to the compliance with the terms and conditions of this Warrant and the delivery by the Holder of the evidencing documents justifying its qualification to legally hold the Warrant Shares pursuant to the applicable laws to the satisfaction of the Company which includes but is not limited to the formalities and fillings of overseas direct investment of Chinese enterprises, including but not limited to fulfilling the filing, approval or registration procedures in the National Development and Reform Commission, the Ministry of Commerce and the competent banks authorized by the State Administration of the Foreign Exchange (the “ODI Filings”), while this Warrant remains outstanding, the Holder may exercise, only in whole and only in one time, the purchase rights evidenced hereby with respect to the Warrant Shares. The Company agrees to use its commercially reasonable efforts to provide all necessary assistance to the Holder for obtaining its ODI Filings. Such exercise shall be effected by:

(a)	the surrender of the Warrant, together with a duly executed copy of a Notice of Exercise in the form attached hereto, to the Company at its principal executive offices; and

(b)	the payment to the Company of an amount equal to (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased, in cash, by wire transfer of immediately available funds in U.S. dollars to an account designated by the Company, subject to the entry of such Warrant Shares in the Register of Members of the Company, which the Company shall undertake to do immediately upon presentation of the Notice of Exercise. The Holder shall pay the aggregate Exercise Price in full upon presentation of the Notice of Exercise.

5.	Registration & Certificates for Warrant Shares. Upon the exercise of the purchase rights evidenced by this Warrant in accordance with Section 4 (the date of the exercise, the “Exercise Date”), the Company shall cause (a) the official Register of Members of the Company to be updated to reflect the issuance of the number of Warrant Shares so purchased by the Holder, a certified copy of which to be delivered to the Holder and (b) one certificate for the number of Warrant Shares so purchased to be issued to the Holder or to its subsidiary (if allowed by the relevant ODI Filing), with respect to both Section 5(a) and (b) each, on the Exercise Date at the Company’s expense, with the original of the certificates to be delivered as soon as practicable thereafter. The entries on the Register of Members and each share certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name(s) of the Holder’s nominee(s).

6.	Exercise Period. Subject to the provisions of the Restructuring Framework Agreement, this Warrant shall be exercisable at any time from the Effective Date until termination of this Warrant in a manner in compliance with applicable laws and regulations.

7.	Adjustments. The number of Warrant Shares purchasable upon exercise of this Warrant and the applicable Exercise Price per share shall be adjusted from time to time pursuant to the provisions of this Warrant, and in each case subject to further adjustment pursuant to the provisions of this Section 7.

(a)	Adjustment for Share Splits and Share Dividends. The applicable Exercise Price of this Warrant and the number of Warrant Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any share dividend, share split or reverse share split, or other similar event affecting the number of outstanding Class A Ordinary Shares (or such other shares or securities).

(b)	Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable in respect of Class A Ordinary Shares that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under Sections 7(a) or 7(c) hereof) or (ii) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares issuable upon such exercise, the securities or such other assets of the Company to which the Holder would have been entitled upon such effective date or record date if the Holder had exercised this Warrant immediately prior thereto.

(c)	Reclassification. In case there occurs any reclassification or change of the outstanding Warrant Shares issuable upon exercise of this Warrant (or any share capital or other securities at the time issuable upon exercise of this Warrant) or any reorganization of the Company on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the shares or other securities or property receivable upon the exercise hereof prior to such consummation, the shares or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

(d)	Adjustment Certificate. When any adjustment or readjustment is required to be made pursuant to this Section 7, the Company shall promptly deliver to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment or readjustment, and (iii) the kind and number of shares or other securities or property into which this Warrant shall be exercisable after such adjustment or readjustment.

(e)	No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number and kind of securities purchasable upon exercise of this Warrant.

8.	Undertakings.

(a)	No Impairment. Subject to the right of the Company to amend the Restated Articles or take any other corporate action upon obtaining the necessary approvals required by the Restated Articles and applicable Law, the Company will not, by amendment of the Restated Articles or any other agreements or documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(b)	Further Assurances. The Company agrees to cooperate fully with the Holder and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the Holder to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.

9.	Fractional Shares. In the event any Warrant Shares consist of fractional shares, an additional Warrant Share (following a rounding of the Warrant Shares to the next highest number) will be issued in connection with any exercise hereunder.

10.	Transfers of Warrant.

(a)	Subject to compliance with applicable Laws, this Warrant and all rights hereunder shall be transferable or assignable by the Holder, in whole or in part, upon written consent of the Company, only to the Holder’s Affiliate.

(b)	Without prejudice to Section 10(a) hereof, the transfer shall be recorded on the books of the Company upon such notice to the Company at its principal executive offices. In the event of a partial transfer, the Company shall issue to the Holder and the Affiliate new Warrant of like tenor and date for the applicable number of Class A Ordinary Shares. For the avoidance of doubts, in case of a partial transfer, each warrant resulted therefrom shall be exercisable only in whole and only in one time pursuant to Section 4 (Method of Exercise) of such warrant; provided, however, it is not necessary for any such warrant to be exercised together with any other warrant(s).

11.	Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their successors and permitted assigns.

12.	Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

13.	Governing Law. This Warrant shall be governed by and construed in accordance with the laws of Hong Kong without giving effect to conflict of law principles that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

14.	Dispute Resolution.

(a)	Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Warrant, including the existence, interpretation, performance, breach, termination, validity or invalidity thereof, shall be referred to and finally resolved by arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(b)	The Dispute shall be settled by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one arbitrator and the HKIAC council shall select the sole arbitrator.

(c)	The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 14, including the provisions concerning the appointment of the arbitrator, the provisions of this Section 14 shall prevail.

(d)	Each party to the arbitration shall cooperate with the other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)	Each party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

15.	Notices. Any notice required to be given hereunder shall be in writing and shall be served by sending the same by prepaid recorded post, facsimile, telecopy or email, or by delivering same by hand to the address of the party as set out below (or such other address as such party shall notify the other party in accordance with this Section 15). Any notice sent by post as provided in this Section 15 shall be deemed to have been delivered five (5) Business Days after dispatch and any notice sent by facsimile or telecopy or email as provided in this Section 15 shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile or telecopy or email that such facsimile or telecopy or email was duly dispatched or sent to a current facsimile or telecopy number or email address of the addressee.

If to the Holder, to:

Address:

Attention:

Tel Number:

Email:

If to the Company, to:

Address:	Yipeng Energy, Ganzhou New Energy Vehicle Technology City, Ganzhou City, Jiangxi Province, China (江西省赣州市赣州新能源汽车科技城亿鹏能源)

Attention:	Shilin Xun(荀诗林)

Tel Number:	+86 13011896849

Email:	xunshilin@gyipeng.com

16.	Effectiveness. This Warrant shall become effective upon the date hereof (the “Effective Date”).

17.	Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18.	Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of the Holder will be considered to be cumulative with and in addition to any other rights, powers and remedies which the Holder may have at law or in equity in the event of the breach of any of the terms of this Warrant. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to the Holder. Without limiting the foregoing, the parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunction to prevent breaches of this Warrant and to enforce specifically the terms and provisions of this Warrant.

19.	Severability. In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

20.	Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

21.	No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

22.	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing.

23.	No Presumption. The Company and the Holder each acknowledges that any applicable Law that would require interpretation of any claimed ambiguities in this Warrant against the drafter thereof, has no application and is expressly waived. If any claim is made relating to any conflict, omission or ambiguity in the provisions of this Warrant, no presumption or burden of proof or persuasion will be implied because this Warrant was prepared by or at the request of the Company or the Holder or its respective counsel.

24.	Headings and Titles. The headings and titles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

25.	Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Warrant.

26.	Entire Agreement. This Warrant and other instruments and agreements referenced herein constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

27.	ODI Filing SPA. For the purpose of submission as part of the ODI Filing materials pursuant to the Restructuring Framework Agreement and applicable laws, the Holder and the Company may enter into a separate sale and purchase agreement in respect of the Warrant Shares (the “ODI SPA”) which shall only be used for such purpose. For the avoidance of doubt, the agreement between the Holder and the Company in respect of the sale and purchase of the Warrant Shares (including all of the terms and conditions on which such sale and purchase shall occur) shall be governed solely by this Warrant and the Restructuring Framework Agreement but not the ODI SPA and in the event of any conflict between the terms of the ODI SPA and this Warrant and/or the Restructuring Framework Agreement, the terms of this Warrant and the Restructuring Framework Agreement shall prevail.

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IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

ELONG POWER HOLDING LIMITED

By:
Name:	LIU Xiaodan
Title:	Director

IN WITNESS WHEREOF, the Holder caused this Warrant to be executed by an officer thereunto duly authorized.

By:
Name:
Title:

2

NOTICE OF EXERCISE

To: ELONG POWER HOLDING LIMITED

The undersigned hereby elects to purchase ______ Class A Ordinary Shares of ELONG POWER HOLDING LIMITED, pursuant to the terms of the attached Warrant (the “Warrant”) issued on _____, 2023, and payment of the applicable Exercise Price (as defined in such Warrant) per share (i.e. US$ 0.00001 per share) required under the Warrant accompanies this notice.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Holder:

By:
Name:
Title:

Date:

Name in which shares should be registered: